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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 12, 2003




                                 HOT TOPIC, INC.
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



     0-28784                                              77-0198182
(Commission File No.)                          (IRS Employer Identification No.)

                           18305 EAST SAN JOSE AVENUE
                       CITY OF INDUSTRY, CALIFORNIA 91748
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (626) 839-4681

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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On August 12, 2003, Hot Topic, Inc. ("Hot Topic") announced the Board of Directors of Hot Topic approved a three-for-two stock split to be implemented as a 50% stock dividend (the "Stock Split"). Each Hot Topic shareholder of record as of the close of business on August 21, 2003 will receive one-half additional share of Common Stock for each share of Common Stock held (i.e. one additional share of Common Stock for each two shares of Common Stock held). Any shareholder who would otherwise be entitled to receive a fraction of a share will receive, in lieu of the fraction of a share, cash equal to the fair market value thereof, which shall be based upon the closing sales price of the Common Stock on the Nasdaq National Market on September 2, 2003, the distribution date of the stock dividend.

         In addition, the number of shares of Common Stock reserved for issuance or subject to outstanding options granted under Hot Topic's 1996 Equity Incentive Plan, 1996 Non-Employee Directors' Stock Option Plan and Employee Stock Purchase Plan, or outside of any Hot Topic stock plan, as applicable, will increase by 50%. The following Registration Statements filed with the Securities and Exchange Commission will cover the increase in such number of shares as a result of the Stock Split: No. 333-13875 (filed October 10, 1996); No. 333-58173 (filed June 30, 1998); and No. 333-43992 (filed August 17, 2000). Hot Topic hereby incorporates by reference the contents of the news release announcing the Stock Split filed as Exhibit 99.1 to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (C)      EXHIBITS.

                  99.1     News Release dated August 12, 2003.


                                       2.
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HOT TOPIC, INC.



Dated:  August 12, 2003                    /s/ James McGinty
                                           -------------------------------------
                                           James McGinty
                                           Chief Financial Officer and Secretary


                                       3.
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                                INDEX TO EXHIBITS


         99.1     News Release dated August 12, 2003.